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                                 UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549




                                   FORM 8-K




                                CURRENT REPORT




                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                 JULY 16, 1997
                            -----------------------
                       (Date of earliest event reported)



                        SINCLAIR BROADCAST GROUP, INC.
            (Exact name of Registrant as specified in its charter)


        MARYLAND                    33-69482                   52-1494660
(State of incorporation)     (Commission File Number)        (IRS Employer
                                                          Identification Number)

             2000 W. 41st Street, Baltimore, Maryland   21211-1420
      -------------------------------------------------------------------


             (Address of principal executive offices)   (Zip code)


      Registrant's telephone number, including area code: (410) 467-5005




================================================================================

Item 5. Other Events

     As previously reported, Sinclair Broadcast Group, Inc. (the "Company") entered into acquisition agreements on July 16, 1997 (the "Heritage Acquisition Agreements") with certain subsidiaries of Heritage Media Corporation ("Heritage") pursuant to which the Company will acquire the assets of, or the right to program pursuant to local marketing agreements, six television stations in three markets and the assets of 24 radio stations in seven markets (the "Heritage Acquisition"). The Company is filing with this report on Form 8-K the audited financial statements of Heritage Media Services, Inc. -- Broadcasting
Segment ("HMSI"), which includes all the assets to be acquired by the Company pursuant to the Heritage Acquisition Agreements. The Company is also filing with this report on Form 8-K pro forma financial information for the Company showing the effect of the Heritage Acquisition and certain other transactions completed by the Company since January 1, 1996 (the "1996 Acquisitions").


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS


(A) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

     The financial statements required by this item are submitted in a separate section of this report.


HERITAGE MEDIA SERVICES, INC. -- BROADCASTING SEGMENT


     INDEPENDENT AUDITORS' REPORT

     Consolidated Balance Sheet as of December 31, 1996

     Consolidated Statement of Operations for the Year Ended December 31, 1996

     Consolidated Statement of Stockholder's Equity for the Year Ended December 31, 1996

     Consolidated Statement of Cash Flows for the Year Ended December 31, 1996

     Notes to Consolidated Financial Statements


(b) PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     The following Pro Forma Consolidated Financial Data include the unaudited pro forma consolidated balance sheet as of June 30, 1997 (the "Pro Forma Consolidated Balance Sheet") and the unaudited pro forma consolidated statement of operations for the year ended December 31, 1996 and the six months ended June 30, 1997 (the "Pro Forma Consolidated Statement of Operations"). The unaudited Pro Forma Consolidated Balance Sheet is adjusted to give effect to the issuance of $200,000,000 in principal amount of the Company's 9% Senior Subordinated Notes due 2007 (the "1997 Notes") issued July 2, 1997 (the "Debt Issuance"), and the Heritage Acquisition, as if they occurred on June 30, 1997 and assuming the net proceeds of the Debt Issuance were used to repay certain amounts outstanding under the revolving credit facility governed by an Awarded and Restated Credit Agreement dated as of May 20, 1997 with the Chase Manhattan Bank, as agent (as amended from time to time, the "Bank Credit Agreement") with the remainder retained for general corporate purposes. The unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1996 is adjusted to give effect to the 1996 Acquisitions, the issuance of $200,000,000 in liquidation amount of the Company's 115/8% High Yield Trust Offered Preferred Securities (the "HYTOPS") issued on March 14, 1997 (the "HYTOPS Issuance"), the Debt Issuance and the Heritage Acquisition, as if each occurred at the beginning of such period and assuming the the net proceeds of the Debt Issuance and the HYTOPS Issuance were used to repay certain amounts outstanding under the revolving credit facility, with the remainder returned for general corporate purposes. The unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 1997 is adjusted to give effect to the HYTOPS Issuance, the Debt Issuance under the Bank Credit Agreement and the Heritage Acquisition as if each occurred at the beginning of such period and assuming the net proceeds of the Debt Issuance and the HYTOPS Issuance were used to repay certain amounts outstanding under the revolving credit facility under the Bank Credit Agreement, with the remainder returned for general corporate purposes. The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. The Pro Forma Consolidated Financial Data should be read in conjunction with the Company's Consolidated Financial Statements as of and for the year ended December 31, 1996 and related notes thereto, the Company's unaudited consolidated financial statements for the six months ended June 30, 1997 and related notes thereto, the historical financial data of Flint T.V., Inc., the historical financial data of Superior Communications, Inc., the historical financial data of KSMO and WSTR, the historical financial data of River City Broadcasting, L.P. and the historical financial data of Heritage Media Services, Inc. -- Broadcasting Segment, all of which have been filed with the Commission herewith or as part of (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1996 (as amended), together with the report of Arthur Andersen LLP, independent certified public accountants; (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997; or (iii) the Company's Current Reports on Form 8-K and Form 8-K/A filed May 10, 1996, May 13, 1996, May 17, 1996, May 29, 1996,
August 30, 1996, and September 5, 1996. The unaudited Pro Forma Consolidated Financial Data do not purport to represent what the Company's results of operations or financial position would have been had any of the above events occurred on the dates specified or to project the Company's results of operations or financial position for or at any future period or date.

                        SINCLAIR BROADCAST GROUP, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 1997
                            (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)


                                                                                                                       DEBT
                                                                                                                     ISSUANCE
                                                                CONSOLIDATED         DEBT            HERITAGE      AND HERITAGE
                                                                 HISTORICAL       ISSUANCE(A)     ACQUISITION(B)   ACQUISITION
                                                                -------------- ------------------ ---------------- -------------
                            ASSETS
CURRENT ASSETS:
 Cash and cash equivalents ....................................  $    2,740     $     33,000 (c)                    $   35,740
 Accounts receivable, net of allowance for doubtful accounts        102,093                                            102,093
 Current portion of program contract costs   ..................      34,768                       $        926          35,694
 Prepaid expenses and other current assets   ..................       4,054                                              4,054
 Deferred barter costs  .......................................       4,267                              2,218           6,485
 Deferred tax asset  ..........................................       8,188                                              8,188
                                                                 ----------                                         ----------
   Total current assets .......................................     156,110           33,000             3,144         192,254
PROGRAM CONTRACT COSTS, less current portion ..................      30,778                                712          31,490
LOANS TO OFFICERS AND AFFILIATES ..............................      11,241                                             11,241
PROPERTY AND EQUIPMENT, net   .................................     156,681                             22,022         178,703
NON-COMPETE AND CONSULTING AGREEMENTS, net   ..................       2,250                                              2,250
OTHER ASSETS   ................................................      71,970            4,500 (d)                        76,470
ACQUIRED INTANGIBLE BROADCASTING ASSETS, net ..................   1,333,475                            545,969       1,879,444
                                                                 ----------                       ------------      ----------
   Total Assets   .............................................  $1,762,505     $     37,500      $    571,847      $2,371,852
                                                                 ==========     ============      ============      ==========
LIABILITIES AND
          STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
 Accounts payable .............................................  $    5,310                                         $    5,310
 Accrued liabilities ..........................................      39,023                                             39,023
 Current portion of long-term liabilities-
  Notes payable and commercial bank financing   ...............      65,500                                             65,500
  Capital leases payable   ....................................          11                                                 11
  Notes and capital leases payable to affiliates   ............       1,370                                              1,370
  Program contracts payable   .................................      49,766                       $      1,096          50,862
 Deferred barter revenues  ....................................       4,458                                              4,458
                                                                 ----------                                         ----------
   Total current liabilities  .................................     165,438                              1,096         166,534
LONG-TERM LIABILITIES:
  Notes payable and commercial bank financing   ...............   1,097,000     $     37,500 (e)       570,000 (f)   1,704,500
  Capital leases payable   ....................................          30                                                 30
  Notes and capital leases payable to affiliates   ............      11,872                                             11,872
  Program contracts payable   .................................      46,670                                751          47,421
  Other long-term liabilities .................................       4,960                                              4,960
                                                                 ----------                                         ----------
   Total liabilities ..........................................   1,325,970           37,500           571,847       1,935,317
                                                                 ----------     ------------      ------------      ----------
MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES  ...............       3,897                                              3,897
                                                                 ----------                                         ----------
COMPANY OBLIGATED MANDATORILY REDEEMABLE SE-
 CURITY OF SUBSIDIARY TRUST HOLDING SOLELY KDSM
 SENIOR DEBENTURES   ..........................................     200,000                                            200,000
                                                                 ----------                                         ----------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Series B Preferred Stock    .................................          11                                                 11
  Series D Convertible Exchangeable Preferred Stock   .........          --                                                 --
  Class A Common Stock  .......................................          71                                                 71
  Class B Common Stock  .......................................         277                                                277
  Additional paid-in capital  .................................     234,812                                            234,812
  Additional paid-in capital - deferred compensation  .........        (896)                                              (896)
  Additional paid-in capital - equity put options  ............      23,117                                             23,117
  Accumulated deficit   .......................................     (24,754)                                           (24,754)
                                                                 ----------                                         ----------
   Total stockholders' equity .................................     232,638                                            232,638
                                                                 ----------                                         ----------
   Total Liabilities and Stockholders' Equity   ...............  $1,762,505     $     37,500      $    571,847      $2,371,852
                                                                 ==========     ============      ============      ==========

                                                   (Continued on following page)

                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET


(a) To reflect the proceeds of the Debt Issuance consummated on July 2, 1997, net of $4,500 of underwriting discounts and commissions and estimated expenses and the application of the proceeds therefrom.

(b) The Heritage Acquisition column reflects the assets and liabilities acquired in connection with the $630,000 purchase of Heritage less the $60,000 divestiture of the Heritage television station KOKH in Oklahoma City, Oklahoma, which is required pursuant to the Heritage Acquisition Agreements and with respect to which the Company has entered into a letter of intent. The Heritage Acquisition is subject to a number of conditions customary for acquisitions of broadcasting properties. Total acquired intangibles are calculated as follows:


                                                                                      HERITAGE
                                                            HERITAGE      KOKH        ACQUISITION
                                                            ----------   ----------   ------------
Purchase Price ..........................................                               $630,000
 Add:
   Liabilities acquired--
   Current portion of program contracts payable .........     $ 1,552    $  (456)          1,096
   Long-term portion of program contracts payable  ......         860       (109)            751
 Less:
   Assets acquired--
   Current portion of program contract costs ............       1,603       (677)            926
   Deferred barter costs   ..............................       2,496       (278)          2,218
   Program contract costs, less current portion .........       1,266       (554)            712
   Property and equipment  ..............................      27,524     (5,502)         22,022
   Sale of KOKH   .......................................                                 60,000
                                                                                        ---------
   Acquired intangibles .................................                               $545,969
                                                                                        =========


(c) To record the increase in cash and cash equivalents resulting from the net proceeds of the Debt Issuance after giving effect to the repayment of the revolving credit facility under the Bank Credit Agreement as follows:


Offering proceeds .......................................... $ 200,000
Underwriting discounts, commissions and estimated expenses (4,500) Repayment of revolving credit facility under the Bank Credit
Agreement   ................................................  (162,500)
                                                             ----------
Pro forma adjustment ....................................... $  33,000
                                                             ==========


(d) To record underwriting discounts and commissions and estimated expenses of $4,500.

(e) To reflect the increase in indebtedness resulting from the Debt Issuance after giving effect to the repayment of the revolving credit facility under the Bank Credit Agreement as follows:




Indebtedness incurred   ....................................  $  200,000
Repayment of revolving credit facility under the Bank Credit
Agreement   ................................................    (162,500)
                                                              ----------
Pro forma adjustment .......................................  $   37,500
                                                              ==========



(f) To reflect the incurrence of $570,000 of bank financing in connection with the Heritage Acquisition.

                        SINCLAIR BROADCAST GROUP, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)



                                                                                      SUPERIOR
                                                      CONSOLIDATED      FLINT      COMMUNICATIONS
                                                       HISTORICAL    TV, INC.(A)   GROUP, INC.(B)    KSMO(C)
                                                      -------------- ------------- ---------------- ----------
REVENUES:
 Station broadcast revenues, net of agency commis-
 sions ..............................................  $  346,459       $1,012         $4,431       $ 7,694
 Revenues realized from station barter arrange-
 ments                                                     32,029                                     2,321
                                                       ----------                                   --------
  Total revenues ....................................     378,488        1,012          4,431        10,015
                                                       ----------       -------        ------       --------
OPERATING EXPENSES:
 Program and production   ...........................      66,652          101            539         1,550
 Selling, general and administrative  ...............      75,924          345          2,002         2,194
 Expenses realized from barter arrangements .........      25,189                                     2,276
 Amortization of program contract costs and net
 realizable value adjustments   .....................      47,797          125            736           601
 Amortization of deferred compensation   ............         739
 Depreciation and amortization of property and
 equipment    .......................................      11,711            4            373           374
 Amortization of acquired intangible broadcasting
 assets, non-compete and consulting agreements
 and other assets   .................................      58,530                         529
 Amortization of excess syndicated programming ......       3,043
                                                       ----------
  Total operating expenses   ........................     289,585          575          4,179         6,995
                                                       ----------       -------        ------       --------
  Broadcast operating income (loss)   ...............      88,903          437            252         3,020
                                                       ----------       -------        ------       --------
OTHER INCOME (EXPENSE):
 Interest and amortization of debt discount expense..     (84,314)                       (457)         (823)
 Interest income ....................................       3,136
 Subsidiary trust minority interest expense .........
 Other income (expense)   ...........................         342           19              4             7
                                                       ----------       -------        ------       --------
  Income (loss) before provision (benefit) for
  income taxes   ....................................       8,067          456           (201)        2,204
PROVISION (BENEFIT) FOR INCOME
 TAXES  .............................................       6,936
                                                       ----------
NET INCOME (LOSS)   .................................  $    1,131       $  456         $ (201)      $ 2,204
                                                       ==========       =======        ======       ========
NET INCOME (LOSS) AVAILABLE TO COM-
 MON STOCKHOLDERS ...................................  $    1,131
                                                       ==========
NET INCOME (LOSS) PER COMMON AND
 COMMON EQUIVALENT SHARE  ...........................  $     0.03
                                                       ==========
WEIGHTED AVERAGE COMMON AND COM-
 MON EQUIVALENT SHARES OUTSTANDING ..................      37,381
                                                       ==========

                                                                         RIVER CITY(E)                         1996
                                                                  ----------------------------              ACQUISITION
                                                       WSTR(D)    RIVER CITY        WSYX       WYZZ(F)      ADJUSTMENTS
                                                      ----------- ------------ --------------- --------- ------------------
REVENUES:
 Station broadcast revenues, net of agency commis-
 sions .............................................. $  7,488    $  86,869     $ (10,783)       $1,838
 Revenues realized from station barter arrange-
 ments ..............................................    1,715
                                                      ---------
  Total revenues ....................................    9,203       86,869       (10,783)        1,838
                                                      ---------   ----------    ----------      -------
OPERATING EXPENSES:
 Program and production   ...........................      961       10,001          (736)          214
 Selling, general and administrative  ...............    2,173       39,786        (3,950)          702  $      (3,577)(h)
 Expenses realized from barter arrangements .........    1,715
 Amortization of program contract costs and net
 realizable value adjustments   .....................    1,011        9,721          (458)          123
 Amortization of deferred compensation   ............                                                              194 (j)
 Depreciation and amortization of property and
 equipment    .......................................      284        6,294        (1,174)            6           (943)(k)
 Amortization of acquired intangible broadcasting
 assets, non-compete and consulting agreements
 and other assets   .................................       39       14,041        (3,599)            3          4,034 (m)
 Amortization of excess syndicated programming.......
  Total operating expenses   ........................    6,183       79,843        (9,917)        1,048           (292)
                                                      ---------   ----------    ----------      -------  -------------
  Broadcast operating income (loss)   ...............    3,020        7,026          (866)          790            292
                                                      ---------   ----------    ----------      -------  -------------
OTHER INCOME (EXPENSE):
 Interest and amortization of debt discount expense..   (1,127)     (12,352)                                   (17,409)(q)
 Interest income ....................................       15          195                                     (1,636)(u)
 Subsidiary trust minority interest expense .........
 Other income (expense)   ...........................                  (149)             (8)
                                                                  ----------    ----------
  Income (loss) before provision (benefit) for
  income taxes   ....................................    1,908       (5,280)         (874)          790        (18,753)
PROVISION (BENEFIT) FOR INCOME
 TAXES  .............................................                                                           (7,900)(w)
                                                                                                         -------------
NET INCOME (LOSS)   ................................. $  1,908    $  (5,280)    $    (874)       $  790  $     (10,853)
                                                      =========   ==========    ==========      =======  =============
NET INCOME (LOSS) AVAILABLE TO COM-
 MON STOCKHOLDERS ...................................
NET INCOME (LOSS) PER COMMON AND
 COMMON EQUIVALENT SHARE  ...........................
WEIGHTED AVERAGE COMMON AND COM-
 MON EQUIVALENT SHARES OUTSTANDING ..................



                                                                                                 DEBT ISSUANCE,
                                                           HYTOPS               DEBT             HYTOPS ISSUANCE
                                                          ISSUANCE            ISSUANCE        AND 1996 ACQUISITIONS
                                                      ------------------ -------------------- ----------------------
REVENUES:
 Station broadcast revenues, net of agency commis-
 sions ..............................................                                              $   445,008
 Revenues realized from station barter arrange-
 ments ..............................................                                                   36,065
                                                                                                   -----------
  Total revenues ....................................                                                  481,073
                                                                                                   -----------
OPERATING EXPENSES:
 Program and production   ...........................                                                   79,282
 Selling, general and administrative  ...............                                                  115,599
 Expenses realized from barter arrangements .........                                                   29,180
 Amortization of program contract costs and net
 realizable value adjustments   .....................                                                   59,656
 Amortization of deferred compensation   ............                                                      933
 Depreciation and amortization of property and
 equipment    .......................................                                                   16,929
 Amortization of acquired intangible broadcasting
 assets, non-compete and consulting agreements
 and other assets   ................................. $         500 (n)  $          450 (o)             74,527
 Amortization of excess syndicated programming.......                                                    3,043
                                                                                                   -----------
  Total operating expenses   ........................           500                 450                379,149
                                                      -------------      -------------             -----------
  Broadcast operating income (loss)   ...............          (500)               (450)               101,924
                                                      -------------      -------------             -----------
OTHER INCOME (EXPENSE):
 Interest and amortization of debt discount expense..        11,820 (r)         (18,000) (s)          (122,662)
 Interest income ....................................                                                    1,710
 Subsidiary trust minority interest expense .........       (23,250)(v)                                (23,250)
 Other income (expense)   ...........................                                                      215
                                                                                                   -----------
  Income (loss) before provision (benefit) for
  income taxes   ....................................       (11,930)            (18,450)               (42,063)
PROVISION (BENEFIT) FOR INCOME
 TAXES  .............................................        (4,772)(w)          (7,380)(w)            (13,116)
                                                      -------------      -------------             -----------
NET INCOME (LOSS)   ................................. $      (7,158)     $      (11,070)           $   (28,947)
                                                      =============      =============             ===========
NET INCOME (LOSS) AVAILABLE TO COM-
 MON STOCKHOLDERS ...................................
NET INCOME (LOSS) PER COMMON AND
 COMMON EQUIVALENT SHARE  ...........................
WEIGHTED AVERAGE COMMON AND COM-
 MON EQUIVALENT SHARES OUTSTANDING ..................



                          (Continued on following page)

                        SINCLAIR BROADCAST GROUP, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)




                                                                                               HERITAGE(G)
                                                                     DEBT ISSUANCE,      -----------------------
                                                                    HYTOPS ISSUANCE
                                                                 AND 1996 ACQUISITIONS    HERITAGE      KOKH
                                                                 ----------------------- ------------ ----------
REVENUES:
 Station broadcast revenues, net of agency commissions    ......      $   445,008        $  95,302    $(7,953)
 Revenues realized from station barter arrangements ............           36,065            4,292       (178)
                                                                      -----------        ----------   --------
   Total revenues  .............................................          481,073           99,594     (8,131)
                                                                      -----------        ----------   --------
OPERATING EXPENSES:
 Program and production  .......................................           79,282           20,089     (1,871)
 Selling, general and administrative    ........................          115,599           31,916     (1,722)
 Expenses realized from barter arrangements   ..................           29,180            3,478        (70)
 Amortization of program contract costs and net realizable
  value adjustments   ..........................................           59,656            3,165     (1,208)
 Amortization of deferred compensation  ........................              933
 Depreciation and amortization of property and equipment   .               16,929            5,472     (1,022)
 Amortization of acquired intangible broadcasting assets, non-
  compete and consulting agreements and other assets   .........           74,527            8,460       (367)
 Amortization of excess syndicated programming   ...............            3,043
                                                                      -----------
   Total operating expenses    .................................          379,149           72,580     (6,260)
                                                                      -----------        ----------   --------
   Broadcast operating income (loss) ...........................          101,924           27,014     (1,871)
                                                                      -----------        ----------   --------
OTHER INCOME (EXPENSE):
 Interest and amortization of debt discount expense ............         (122,662)         (17,949)     1,025
 Gain on sale of station .......................................                             6,031
 Interest income   .............................................            1,710
 Subsidiary trust minority interest expense   ..................          (23,250)
 Other income (expense)  .......................................              215             (203)
                                                                      -----------        ----------
   Income (loss) before provision (benefit) for income taxes              (42,063)          14,893       (846)
PROVISION (BENEFIT) FOR INCOME
 TAXES    ......................................................          (13,116)           7,853       (466)
                                                                      -----------        ----------   --------
NET INCOME (LOSS)  .............................................      $   (28,947)       $   7,040    $  (380)
                                                                      ===========        ==========   ========
NET INCOME (LOSS) AVAILABLE TO COMMON
 STOCKHOLDERS   ................................................
NET INCOME (LOSS) PER COMMON AND COMMON
 EQUIVALENT SHARE  .............................................
WEIGHTED AVERAGE COMMON AND COMMON
 EQUIVALENT SHARES OUTSTANDING    ..............................



                                                                                        DEBT ISSUANCE,
                                                                      HERITAGE         HYTOPS ISSUANCE,
                                                                    ACQUISITION      1996 ACQUISITIONS AND
                                                                    ADJUSTMENTS      HERITAGE ACQUISITION
                                                                 ------------------- ----------------------
REVENUES:
 Station broadcast revenues, net of agency commissions    ......                        $    532,357
 Revenues realized from station barter arrangements ............                              40,179
                                                                                        ------------
   Total revenues  .............................................                             572,536
                                                                                        ------------
OPERATING EXPENSES:
 Program and production  .......................................                              97,500
 Selling, general and administrative    ........................        (1,808) (i)          143,985
 Expenses realized from barter arrangements   ..................                              32,588
 Amortization of program contract costs and net realizable
  value adjustments   ..........................................                              61,613
 Amortization of deferred compensation  ........................                                 933
 Depreciation and amortization of property and equipment   .              (900)(l)            20,479
 Amortization of acquired intangible broadcasting assets, non-
  compete and consulting agreements and other assets   .........         9,531 (p)            92,151
 Amortization of excess syndicated programming   ...............                               3,043
                                                                                        ------------
   Total operating expenses    .................................         6,823               452,292
                                                                 ------------           ------------
   Broadcast operating income (loss) ...........................        (6,823)              120,244
                                                                 ------------           ------------
OTHER INCOME (EXPENSE):
 Interest and amortization of debt discount expense ............       (23,621)(t)          (163,207)
 Gain on sale of station .......................................                               6,031
 Interest income   .............................................                               1,710
 Subsidiary trust minority interest expense   ..................                             (23,250)
 Other income (expense)  .......................................                                  12
                                                                                        ------------
   Income (loss) before provision (benefit) for income taxes ...       (30,444)              (58,460)
PROVISION (BENEFIT) FOR INCOME
 TAXES    ......................................................       (12,178)(w)           (17,907)
                                                                 ------------           ------------
NET INCOME (LOSS)  ............................................. $     (18,266)         $    (40,553)
                                                                 ============           ============
NET INCOME (LOSS) AVAILABLE TO COMMON
 STOCKHOLDERS   ................................................                        $    (40,553)
                                                                                        ============
NET INCOME (LOSS) PER COMMON AND COMMON
 EQUIVALENT SHARE  .............................................                        $      (1.04)
                                                                                        ============
WEIGHTED AVERAGE COMMON AND COMMON
 EQUIVALENT SHARES OUTSTANDING    ..............................                              39,058 (x)
                                                                                        ============

                         SINCLAIR BROADCAST GROUP, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)



                                                 CONSOLIDATED         HYTOPS              DEBT
                                                  HISTORICAL      ISSUANCE           ISSUANCE
                                                  -------------   -----------------  -----------------
REVENUES:
 Station broadcast revenues, net of agency
  commissions  .................................  $  219,701
 Revenues realized from station barter ar-
  rangements ...................................      19,870
                                                  ----------
   Total revenues ..............................     239,571
                                                  ----------
OPERATING EXPENSES:
 Program and production ........................      46,760
 Selling, general and administrative   .........      51,634
 Expenses realized from station barter ar-
  rangements ...................................      16,303
 Amortization of program contract costs and
  net realizable value adjustments  ............      30,918
 Amortization of deferred compensation .........         233
 Depreciation and amortization of property
  and equipment   ..............................       8,340
 Amortization of acquired intangible broad-
  casting assets, non-compete and consult-
  ing agreements and other assets ..............      37,392    $          88 (aa)  $         225 (bb)
                                                  ----------    ------------        ------------
   Total operating expenses   ..................     191,580               88                 225
                                                  ----------    ------------        ------------
   Broadcast operating income (loss)   .........      47,991              (88)               (225)
                                                  ----------    ------------        ------------
OTHER INCOME (EXPENSE):
 Interest and amortization of debt discount
  expense   ....................................     (51,993)           2,894 (dd)         (9,000)(ee)
 Gain of sale of station   .....................
 Interest income  ..............................       1,040
 Subsidiary trust minority interest expense ....      (7,007)          (4,618)(gg)
 Other income  .................................          47
                                                  ----------
   Income (loss) before provision (bene-
   fit) for income taxes .......................      (9,922)          (1,812)             (9,225)
PROVISION (BENEFIT) FOR INCOME
 TAXES   .......................................      (4,100)            (725)(w)          (3,690)(w)
                                                  ----------    ------------        ------------
NET INCOME (LOSS) ..............................  $   (5,822)   $      (1,087)      $      (5,535)
                                                  ==========    ============        ============
NET LOSS AVAILABLE TO COMMON
 STOCKHOLDERS  .................................  $   (5,822)
                                                  ==========
NET LOSS PER COMMON AND COM-
 MON EQUIVALENT SHARE ..........................  $    (0.17)
                                                  ==========
WEIGHTED AVERAGE COMMON
 SHARES OUTSTANDING  ...........................      34,746
                                                  ==========



                                                       HERITAGE(G)              HERITAGE              DEBT ISSUANCE,
                                                 ------------------------      ACQUISITION           HYTOPS ISSUANCE
                                                  HERITAGE       KOKH          ADJUSTMENTS       AND HERITAGE ACQUISITION
                                                 ---------   --------     ---------------------- -------------------------
REVENUES:
 Station broadcast revenues, net of agency
  commissions  ................................. $ 46,451     $ (3,706)                                 $ 262,446
 Revenues realized from station barter ar-
  rangements ...................................    2,430         (125)                                    22,175
                                                 ---------    --------                                  ---------
   Total revenues ..............................   48,881       (3,831)                                   284,621
                                                 ---------    --------                                  ---------
OPERATING EXPENSES:
 Program and production ........................   15,313       (1,150)                                    60,923
 Selling, general and administrative   .........    9,447         (784)   $          (883) (y)             59,414
 Expenses realized from station barter ar-
  rangements ...................................    1,849          (62)                                    18,090
 Amortization of program contract costs and
  net realizable value adjustments  ............      824         (297)                                    31,445
 Amortization of deferred compensation .........                                                              233
 Depreciation and amortization of property
  and equipment   ..............................    2,819         (445)              (450) (z)             10,264
 Amortization of acquired intangible broad-
  casting assets, non-compete and consult-
  ing agreements and other assets ..............    4,174         (184)             4,964 (cc)             46,659
                                                 ---------    --------    -------------                 ---------
   Total operating expenses   ..................   34,426       (2,922)             3,631                 227,028
                                                 ---------    --------    -------------                 ---------
   Broadcast operating income (loss)   .........   14,455         (909)            (3,631)                 57,593
                                                 ---------    --------    -------------                 ---------
OTHER INCOME (EXPENSE):
 Interest and amortization of debt discount
  expense   ....................................   (9,979)         425            (10,768) (ff)           (78,421)
 Gain of sale of station   .....................    9,401                                                   9,401
 Interest income  ..............................                                                            1,040
 Subsidiary trust minority interest expense ....                                                          (11,625)
 Other income  .................................      (98)                                                    (51)
                                                 ---------                                              ---------
   Income (loss) before provision (bene-
   fit) for income taxes .......................   13,779         (484)           (14,399)                (22,063)
PROVISION (BENEFIT) FOR INCOME
 TAXES   .......................................    7,262         (369)            (5,760) (w)             (7,382)
                                                 ---------    --------    -------------                 ---------
NET INCOME (LOSS) .............................. $  6,517     $   (115)   $        (8,639)              $ (14,681)
                                                 =========    ========    =============                 =========
NET LOSS AVAILABLE TO COMMON
 STOCKHOLDERS  .................................                                                        $ (14,681)
                                                                                                        =========
NET LOSS PER COMMON AND COM-
 MON EQUIVALENT SHARE ..........................                                                        $   (0.42)
                                                                                                        =========
WEIGHTED AVERAGE COMMON
 SHARES OUTSTANDING  ...........................                                                           34,769
                                                                                                        =========

                        SINCLAIR BROADCAST GROUP, INC.
            NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                            (DOLLARS IN THOUSANDS)

(a) The Flint T.V., Inc. ("Flint-TV") column reflects the results of operations for WSMH for the period from January 1, 1996 to February 28, 1996, the date the Flint Acquisition was consummated.

(b) The Superior Communications Group, Inc. column reflects the results of operations for Superior for the period from January 1, 1996 to May 7, 1996, the date the Superior Acquisition was consummated.

(c) The KSMO column reflects the results of operations for the period from January 1, 1996 to June 30, 1996 as the transaction was consummated in July 1996.

(d) The WSTR column reflects the results of operations for the period from January 1, 1996 to July 31, 1996 as the transaction was consummated in August 1996.

(e) The River City column reflects the results of operations for River City (including KRRT, Inc.) for the period from January 1, 1996 to May 31, 1996, the date the River City Acquisition was consummated. The WSYX column removes the results of WSYX from the results of River City for the period as the Company has not yet acquired WSYX.

(f) The WYZZ column reflects the results of operations for the period from January 1, 1996 to June 30, 1996 as the purchase transaction was consummated in July 1996.

(g) The Heritage column reflects the results of operations for the period from January 1, 1996 to December 31, 1996 for the year ended December 31, 1996 Pro Forma Consolidated Statement of Operations and the results of operations for the period from January 1, 1997 to June 30, 1997 for the six months ended June 30, 1997 Pro Forma Consolidated Statement of Operations. The KOKH column removes the results of KOKH from the results of Heritage for both periods to reflect the sale of KOKH, which is required pursuant to the Heritage Acquisition Agreements and with respect to which the Company has entered into a letter of intent.

(h) To adjust River City operating expenses for non-recurring LMA payments made to KRRT, Inc. for KRRT, Inc. debt service and to adjust River City and Superior operating expenses for employment contracts and other corporate overhead expenses not assumed at the time of the 1996 Acquisitions.


(i) To adjust Heritage operating expenses for corporate overhead expenses which the Company does not expect to incur upon its consummation of the Heritage Acquisition on a going-forward basis.

(j) To record compensation expense related to options granted under the Company's Long-Term Incentive Plan:


                                                            YEAR ENDED
                                                           DECEMBER 31,
                                                              1996
                                                          -------------
Compensation expense related to the Long-Term Incentive
Plan on a pro forma basis  ..............................    $  933
Less: Compensation expense recorded by the Company re-
lated to the Long-Term Incentive Plan                          (739)
                                                             ------
                                                             $  194
                                                             ======


(k) To record depreciation expense related to acquired tangible assets and eliminate depreciation expense recorded by Flint-TV, Superior, KSMO, WSTR, River City and WYZZ from the period of January 1, 1996 through the date of acquisition. Tangible assets are to be depreciated over lives ranging from 5 to 29.5 years, calculated as follows:



                                                                      YEAR ENDED
                                                                   DECEMBER 31, 1996
                                                           ---------------------------------
                                                           FLINT-TV   SUPERIOR      KSMO
                                                           ---------- ---------- -----------
   Depreciation expense on acquired tangible assets    ...  $ 32       $  315     $   240
   Less: Depreciation expense recorded by Flint-TV,
    Superior, KSMO, WSTR, River City and WYZZ    .........      (4)      (373)       (374)
                                                            -----      ------     -------
   Pro forma adjustment  .................................  $ 28       $  (58)    $  (134)
                                                            =====      ======     =======

                                                             WSTR    RIVER CITY      WYZZ       TOTAL
                                                           --------- ------------ ----------- -----------
   Depreciation expense on acquired tangible assets    ... $  507     $   3,965    $ 159      $  5,218
   Less: Depreciation expense recorded by Flint-TV,
    Superior, KSMO, WSTR, River City and WYZZ    .........   (284)       (5,120)        (6)     (6,161)
                                                           -------    ---------    ------     ---------
   Pro forma adjustment  ................................. $  223     $  (1,155)   $ 153      $   (943)
                                                           =======    =========    ======     =========



(l) To record depreciation expense related to acquired tangible assets of $3,550 and eliminate depreciation expense of $4,450 recorded by Heritage. Tangible assets are to be depreciated over lives ranging from 5 to 29.5 years.

(m) To record amortization expense related to acquired intangible assets and deferred financing costs and eliminate amortization expense recorded by Flint-TV, Superior, KSMO, WSTR, River City and WYZZ from the period of January 1, 1996 through date of acquisition. Intangible assets are to be amortized over lives ranging from 1 to 40 years, calculated as follows:



                                                                   YEAR ENDED
                                                                DECEMBER 31, 1996
                                                          -----------------------------
                                                          FLINT-TV   SUPERIOR    KSMO
                                                          ---------- ---------- -------
   Amortization expense on acquired intangible assets       $ 167     $   827     $ 180
   Deferred financing costs   ...........................
   Less: Amortization expense recorded by Flint-TV,
    Superior, KSMO, WSTR, River City and WYZZ   .........      --        (529)       --
                                                            ------    -------    ------
   Pro forma adjustment    ..............................   $ 167     $   298     $ 180
                                                            ======    =======    ======

                                                           WSTR   RIVER CITY     WYZZ        TOTAL
                                                          ------- ------------ ---------- ------------
   Amortization expense on acquired intangible assets     $ 285   $  12,060     $ 99      $  13,618
   Deferred financing costs   ...........................             1,429                   1,429
   Less: Amortization expense recorded by Flint-TV,
    Superior, KSMO, WSTR, River City and WYZZ   .........  (39)     (10,442)        (3)     (11,013)
                                                          -----   ----------    -----     ----------
   Pro forma adjustment    .............................. $ 246   $   3,047     $ 96      $   4,034
                                                          =====   ==========    =====     ==========

(n) To record amortization expense on other assets that relate to the HYTOPS Issuance for one year ($6,000 over 12 years).

(o) To record amortization expense on other assets for one year ($4,500 over 10 years). See note (f) of notes to Pro Forma Consolidated Balance Sheet.

(p) To record amortization expense related to acquired intangible assets of $17,624 and eliminate amortization expense of $8,093 recorded by Heritage. Intangible assets are to be amortized over lives ranging from 1 to 40 years.

(q) To record interest expense for the year ended December 31, 1996 on acquisition financing relating to Superior of $59,850 (under the Bank Credit Agreement at 8.0% for four months), KSMO and WSTR of $10,425 and $7,881, respectively (both under the Bank Credit Agreement at 8.0% for six months), River City (including KRRT) of $868,300 (under the Bank Credit Agreement at 8.0% for five months) and of $851 for hedging agreements related to the River City financing and WYZZ of $20,194 (under the Bank Credit Agreement at 8.0% for six months) and eliminate interest expense recorded. No interest expense has been recorded for Flint-TV as it has been assumed that the proceeds from the 1995 Notes were used to purchase Flint-TV.



                                                                                      YEAR ENDED
                                                                                   DECEMBER 31, 1996
                                                       -------------------------------------------------------------------------
                                                        SUPERIOR     KSMO       WSTR     RIVER CITY      WYZZ         TOTAL
                                                       ----------- --------- ----------- ------------ ----------- --------------
   Interest expense adjustment as noted above   ...... $ (1,596)    $  (417)  $  (315)    $ (29,032)   $  (808)    $  (32,168)
   Less: Interest expense recorded by Superior, KSMO,
    WSTR, River City and WYZZ ........................      457         823     1,127        12,352         --         14,759
                                                       ---------    -------   -------     ---------    -------     ----------
   Pro forma adjustment    ........................... $ (1,139)    $   406   $   812     $ (16,680)   $  (808)    $  (17,409)
                                                       =========    =======   =======     =========    =======     ==========


(r) To record the net interest expense reduction for 1996 related to application of the HYTOPS Issuance proceeds to the outstanding balance under the revolving credit facility offset by an increase in commitment fees for the available but unused portion of the revolving credit facility for the year ended December 31, 1996.



     Interest on adjusted borrowing on the revolving credit facility ..................    $ 12,600
     Commitment fee on available but unused borrowings of $250,000 of revolving credit
      facility at 1/2 of 1% for 12 months .............................................      (1,250)
     Commitment fee on available borrowings recorded by the Company  ..................         470
                                                                                           --------
     Pro forma adjustment  ............................................................    $ 11,820
                                                                                           ========



(s)  To record interest expense on the 1997 Notes for one year ($200,000 at 9%).

(t) To record interest expense on acquisition financing of $570,000 (under the Bank Credit Agreement at 71/4%), net of $780 of commitment fees for the available but unused portion of the revolving credit facility, and eliminated interest expense of $16,924 recorded by Heritage.

(u) To eliminate interest income for the year ended December 31, 1996 on proceeds from the sale of the 1995 Notes due to assumed utilization of excess cash for the following acquisitions: Flint-TV, KSMO and WSTR and WYZZ of $34,400 (with a commercial bank at 5.7% for two months), $10,425 and $7,881 (both with a commercial bank at 5.7% for six months) and $20,194 (with a commercial bank at 5.7% for six months).



                                                                                  YEAR ENDED
                                                                               DECEMBER 31, 1996
                                                      -------------------------------------------------------------------
                                                      FLINT-TV     KSMO      WSTR    RIVER CITY     WYZZ       TOTAL
                                                      ---------- --------- --------- ------------ --------- -------------
   Interest income adjustment as noted above   ......  $  (327)  $ (297)   $ (226)     $    --    $ (576)    $  (1,426)
   Less: Interest income recorded by Flint-TV, KSMO,
    WSTR, River City and WYZZ   .....................       --       --       (15)        (195)       --          (210)
                                                       -------   -------   -------     -------    -------    ---------
   Pro forma adjustment   ...........................  $  (327)  $ (297)   $ (241)     $  (195)   $ (576)    $  (1,636)
                                                       =======   =======   =======     =======    =======    =========



(v) To record subsidiary trust minority interest expense for the year ended December 31, 1996 ($200,000 aggregate liquidation value of HYTOPS).

(w)  To record tax provision (benefit) at the applicable statutory tax rates.

(x) Weighted average shares outstanding on a pro forma basis assumes that the 1,150,000 shares of Series B Preferred Stock were converted to 4,181,818 shares of Class A Common Stock and the Company's Incentive Stock Options and Long-Term Incentive Plan Options were outstanding as of the beginning of the period.

(y) To adjust Heritage operating expenses for corporate overhead expenses which the Company does not expect to incur upon its consummation of the Heritage Acquisition on a going-forward basis.

(z) To record depreciation expenses related to acquired tangible assets of $1,775 and eliminate depreciation expense of $2,225 recorded by Heritage. Tangible assets are to be depreciated over lives ranging from 5 to 29.5 years.

(aa) To record amortization expense on other assets that resulted from the HYTOPS Issuance for six months ($6,000 over 12 years).


     Amortization expense on other assets  ...............    $  250
     Amortization expense recorded by the Company   ......      (162)
                                                              ------
     Pro forma adjustment   ..............................    $   88
                                                              ======


(bb) To record amortization expense on other assets for six months ($4,500 over 10 years). See note (f) of notes to Pro Forma Consolidated Balance Sheet.

(cc) To record amortization expense related to acquired intangible assets of $8,954 and eliminate amortization expense of $3,990 recorded by Heritage. Intangible assets are to be amortized over lives ranging from 1 to 40 years.

(dd) To record the net interest expense reduction for 1997 related to application of the HYTOPS Issuance proceeds to the outstanding balance under the revolving credit facility offset by an increase in commitment fees for the available but unused portion of the revolving credit facility for the quarter ended June 30, 1997.


     Interest on adjusted borrowing on the revolving credit facility    ...............    $3,235
     Commitment fee on available but unused borrowings of $250,000 of revolving credit
      facility at 1/2 of 1% for six months   ..........................................      (625)
     Commitment fee on available borrowings recorded by the Company  ..................       284
                                                                                           ------
     Pro forma adjustment  ............................................................    $2,894
                                                                                           ======



(ee) To record interest expense on the 1997 Notes for six months ($200,000 at 9%).

(ff) To record interest expense on acquisition financing of $570,000 (under the Bank Credit Agreement at 71/4%), net of $341 of commitment fees for the available but unused portion of the revolving credit facility, and eliminate interest expense of $9,554 recorded by Heritage.

(gg) To record subsidiary trust minority interest expense for the quarter ended June 30, 1997 ($200,000 aggregate liquidation value HYTOPS).



     Subsidiary trust minority interest expense for six months   ........................    $ (11,625)
     Subsidiary trust minority interest expense made by the Company during the quarter   .       7,007
                                                                                             ---------
     Pro forma adjustment ...............................................................    $  (4,618)
                                                                                             =========

                         HERITAGE MEDIA SERVICES, INC.


                       CONSOLIDATED FINANCIAL STATEMENTS
                         YEAR ENDED DECEMBER 31, 1996


                                   CONTENTS

                                                                                          PAGE
                                                                                          -----
Report of Independent Public Accountants  .............................................   F-1
Consolidated Financial Statements
 Consolidated Balance Sheet   .........................................................   F-2
 Consolidated Statement of Operations  ................................................   F-3
 Consolidated Statement of Stockholders' Equity .......................................   F-4
 Consolidated Statement of Cash Flows  ................................................   F-5
 Notes to Consolidated Financial Statements  ..........................................   F-6
Unaudited Financial Statements
 Unaudited Consolidated Balance Sheets as of December 31, 1996 and June 30, 1997 ......   F-13
 Unaudited Consolidated Statements of Operations for the Six Months Ended June 30, 1996
   and 1997 ...........................................................................   F-14
 Unaudited Consolidated Statements of Cash Flows for the Six Months Ended June 30,
   1996 and 1997  .....................................................................   F-15
 Notes to Financial Statements   ......................................................   F-16

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Stockholders of
Sinclair Broadcast Group, Inc. and Subsidiaries:


     We have audited the  accompanying  consolidated  balance  sheet of Heritage
Media Services, Inc. -- Broadcasting Segment as of December 31, 1996, and the related consolidated statements of operations, stockholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Heritage Media Services, Inc. -- Broadcasting Segment, as of December 31, 1996, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                                  ARTHUR ANDERSEN LLP



Baltimore, Maryland,
July 30, 1997

             HERITAGE MEDIA SERVICES, INC. -- BROADCASTING SEGMENT
                          CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 1996
                                (IN THOUSANDS)




ASSETS
CURRENT ASSETS
 Cash and cash equivalents    ...................................................    $   2,151
 Accounts receivable, net of allowance for doubtful accounts of $1,348  .........       20,036
 Current portion of program contract costs   ....................................        1,006
 Prepaid expenses and other current assets   ....................................          138
 Deferred barter costs  .........................................................        1,911
 Deferred tax asset  ............................................................          215
                                                                                     ---------
 Total current assets   .........................................................       25,457
PROGRAM CONTRACT COSTS, less current portion    .................................        1,867
PROPERTY AND EQUIPMENT, net   ...................................................       30,005
ACQUIRED INTANGIBLE BROADCASTING ASSETS, net    .................................      163,626
OTHER ASSETS   ..................................................................          821
                                                                                     ---------
 Total Assets  ..................................................................    $ 221,776
                                                                                     =========
                               LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
 Accounts payable    ............................................................    $     148
 Accrued liabilities    .........................................................        5,251
 Deferred revenues   ............................................................          428
 Deferred barter revenues  ......................................................        1,746
 Current portion of program contracts payable   .................................        2,079
                                                                                     ---------
   Total current liabilities  ...................................................        9,652
PROGRAM CONTRACTS PAYABLE  ......................................................        1,534
DUE TO AFFILIATE  ...............................................................      178,393
DEFERRED TAX LIABILITY  .........................................................          563
OTHER LONG-TERM LIABILITIES   ...................................................          152
                                                                                     ---------
   Total Liabilities    .........................................................      190,294
                                                                                     ---------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
 Common stock, $1.00 par value, 3,576,000 shares authorized and 2,591,586 shares
   issued and outstanding  ......................................................        2,592
 Common stock, no par value, 300 shares authorized and 200 shares issued and out-
   standing                                                                                 --
 Additional paid-in capital   ...................................................       66,174
 Accumulated deficit    .........................................................      (37,284)
                                                                                     ---------
   Total Stockholders' Equity    ................................................       31,482
                                                                                     ---------
   Total Liabilities and Stockholders' Equity   .................................    $ 221,776
                                                                                     =========


The accompanying notes are an integral part of this consolidated balance sheet.

             HERITAGE MEDIA SERVICES, INC. -- BROADCASTING SEGMENT
                     CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                (IN THOUSANDS)



REVENUES:
 Station broadcast revenues, net of agency commissions of $16,727   ............    $  95,302
 Revenues realized from station barter arrangements  ...........................        4,292
                                                                                    ---------
   Total revenue    ............................................................       99,594
                                                                                    ---------
OPERATING EXPENSES:
 Programming and production  ...................................................       20,089
 Selling, general and administrative  ..........................................       31,916
 Expenses realized from station barter arrangements  ...........................        3,478
 Amortization of program contract costs and net realizable value adjustments            3,165
 Depreciation and amortization of property and equipment   .....................        5,472
 Amortization of acquired intangible broadcasting assets   .....................        8,460
                                                                                    ---------
   Total operating expenses  ...................................................       72,580
                                                                                    ---------
   Broadcast operating income   ................................................       27,014
                                                                                    ---------
OTHER INCOME (EXPENSE):
 Interest expense   ............................................................      (17,949)
 Gain on sale of assets   ......................................................        6,031
 Other expense   ...............................................................         (203)
                                                                                    ---------
   Income before income tax provision    .......................................       14,893
INCOME TAX PROVISION   .........................................................       (7,853)
                                                                                    ---------
 Net income   ..................................................................    $   7,040
                                                                                    =========

  The accompanying notes are an integral part of this consolidated statement.

             HERITAGE MEDIA SERVICES, INC. -- BROADCASTING SEGMENT
                CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                (IN THOUSANDS)





                                            COMMON STOCK       ADDITIONAL
                                         -------------------   PAID-IN       ACCUMULATED     STOCKHOLDER'S
                                          SHARES     AMOUNT    CAPITAL        DEFICIT          EQUITY
                                         --------   --------   -----------   -------------   --------------
BALANCE
 December 31, 1995  ..................     2,592      $2,592     $14,368      $ (13,804)       $   3,156
 Parent capital contributions   ......        --          --      43,024             --           43,024
 Parent non-cash contribution   ......        --          --       8,782             --            8,782
 Dividends to parent   ...............        --          --          --        (30,520)         (30,520)
 Net income   ........................        --          --          --          7,040            7,040
                                          ------     -------     --------     ---------        ---------
BALANCE,
 December 31, 1996  ..................     2,592      $2,592     $66,174      $ (37,284)       $  31,482
                                          ======     =======     ========     =========        =========

  The accompanying notes are an integral part of this consolidated statement.

             HERITAGE MEDIA SERVICES, INC. -- BROADCASTING SEGMENT

                     CONSOLIDATED STATEMENT OF CASH FLOWS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                (IN THOUSANDS)




CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income  .....................................................................   $  7,040
                                                                                     ---------
 Adjustments to reconcile net income to net cash flows from operating activities:
   Depreciation and amortization of property and equipment   .....................      5,472
   Amortization:
    Acquired intangible broadcasting assets   ....................................      8,460
    Program contract costs and net realizable adjustments ........................      3,165
    Deferred finance costs  ......................................................        316
   Gain on sale of assets   ......................................................     (6,031)
   Amortization of deferred compensation   .......................................        135
 Changes in assets and liabilities, net of effects of acquisitions:   ............
   Increase in accounts receivable, net    .......................................     (1,681)
   Increase in other assets    ...................................................       (147)
   Decrease in prepaid expenses   ................................................        810
   Increase in deferred tax asset    .............................................        (77)
   Decrease in accounts payable and accrued liabilities   ........................     (3,486)
   Net effect of change in deferred barter revenues and deferred barter costs  ...        (53)
   Increase in deferred revenues  ................................................        151
   Decrease in deferred tax liability   ..........................................        (24)
   Decrease in other long-term liabilities    ....................................        (44)
 Payments on program contracts payable  ..........................................     (2,565)
                                                                                     ---------
      Net cash flows from operating activities   .................................     11,441
                                                                                     ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Acquisition of property and equipment  ..........................................     (6,938)
 Proceeds from sale of assets  ...................................................     13,759
 Payments for acquisitions  ......................................................     (9,384)
                                                                                     ---------
      Net cash flows from investing activities   .................................     (2,563)
                                                                                     ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Dividends to parent  ............................................................    (30,520)
 Decrease in due to affiliate  ...................................................    (21,030)
 Capital contributions made by parent   ..........................................     43,024
                                                                                     ---------
      Net cash flows from financing activities   .................................     (8,526)
                                                                                     ---------
NET INCREASE IN CASH AND CASH EQUIVALENTS  .......................................        352
CASH AND CASH EQUIVALENTS, beginning of period   .................................      1,799
                                                                                     ---------
CASH AND CASH EQUIVALENTS, end of period   .......................................   $  2,151
                                                                                     =========
SUPPLEMENTAL DISCLOSURE:
 Program rights acquired    ......................................................   $  3,674
                                                                                     =========


  The accompanying notes are an integral part of this consolidated statement.

              HERITAGE MEDIA SERVICES, INC. BROADCASTING SEGMENT

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1996


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:


Basis of Presentation


     Heritage Media Services, Inc. ("HMSI") operates in two segments Marketing Services and Broadcasting. The parent company of HMSI is Heritage Media Corporation ("HMC"). The accompanying consolidated financial statements include the accounts of the television and radio operations, which are collectively referred to hereafter as "the Company, the Companies or the Broadcasting Segment." The Company owns and operates television and radio stations throughout the United States. Also included in the accompanying consolidated financial statements are the results of operations of WFGX-TV Channel 35 in Ft. Walton Beach, Florida, pursuant to a local marketing agreement (LMA).


Disclosure of Certain Significant Risks and Uncertainties

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     In the opinion of management, credit risk with respect to trade receivables is limited due to the large number of diversified customers and the geographic diversification of the Company's customer base. The Company performs ongoing credit evaluations of its customers and believes that adequate allowances for any uncollectable trade receivables are maintained. At December 31, 1996, no receivable from any customer exceeded 5% of stockholder's equity, and no customer accounted for more than 10% of net revenues in 1996.


Acquired Intangible Broadcasting Assets


     Acquired intangible broadcasting assets are being amortized over periods of 4 to 40 years. These amounts result from the acquisition of certain television and radio station license and nonlicense assets (see Note 9). The Company monitors the individual financial performance of each of the stations and continually evaluates the realizability of intangible and tangible assets and the existence of any impairment to its recoverability based on the projected undiscounted cash flows of the respective stations.


     Intangible assets, at cost, as of December 31, 1996, consist of the following (in thousands):





                                                                    AMORTIZATION
                                                                       PERIOD          1996
                                                                    ---------------   ---------
   Goodwill, net of accumulated amortization of $48,077 .........       40 years      $135,925
   FCC licenses, net of accumulated amortization of $2,612 ......   14 - 25 years       26,754
   Other, net of accumulated amortization of $635 ...............   4 - 25 years           947
                                                                                      ---------
                                                                                      $163,626
                                                                                      =========

              HERITAGE MEDIA SERVICES, INC. BROADCASTING SEGMENT

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED )

Property and Equipment

     Property and equipment are stated at cost less accumulated depreciation. Depreciation is recorded on the straight-line basis over the estimated useful lives of the assets. Property and equipment at December 31, 1996, are summarized as follows (in thousands):





                                             USEFUL LIFE         1996
                                             ---------------   ------------
   Land  .................................   --                 $   2,685
   Broadcasting equipment  ...............    5 - 25 years         41,268
   Buildings and improvements    .........   12 - 30 years          7,369
   Other equipment   .....................    4 -  8 years          9,904
                                                                ---------
                                                                   61,226
   Less: Accumulated depreciation   ......                        (31,221)
                                                                ---------
                                                                $  30,005
                                                                =========

Programming

     The Company has agreements with distributors for the rights to television programming over contract periods which generally run from one to seven years. Contract payments are made in installments over terms that are generally shorter than the contract period. Each contract is recorded as an asset and a liability when the license period begins and the program is available for its first showing. The portion of the program contracts payable within one year is reflected as a current liability in the accompanying consolidated balance sheets.


     The rights to program materials are reflected in the accompanying consolidated balance sheet at the lower of unamortized cost or estimated net realizable value. Estimated net realizable values are based upon management's expectation of future advertising revenues net of sales commissions to be generated by the program material. Amortization of program contract costs is charged to operations by the straight-line method over the contract period or based on usage, whichever yields the greater amortization for each program. Program contract costs, estimated by management to be amortized in the succeeding year, are classified as current assets. Payments of program contract liabilities are typically paid on a scheduled basis and are not affected by adjustments for amortization or estimated net realizable value.


Barter Transactions


     Certain program contracts provide for the exchange of advertising air time in lieu of cash payments for the rights to such programming. These contracts are recorded as the programs are aired at the estimated fair value of the advertising air time given in exchange for the program rights. Network programming is excluded from these calculations.


     The Company broadcasts certain customers' advertising in exchange for equipment, merchandise and services. The estimated fair value of the equipment, merchandise or services received is recorded as deferred barter costs and the corresponding obligation to broadcast advertising is recorded as deferred barter revenues. The deferred barter costs are expensed or capitalized as they are used, consumed or received. Deferred barter revenues are recognized as the related advertising is aired.


Other Assets


     Debt issuance costs are amortized to interest expense using the effective interest method over the period of the related debt agreement.

              HERITAGE MEDIA SERVICES, INC. BROADCASTING SEGMENT

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED )

Revenues

     Broadcast revenues are derived primarily from local, regional and national advertising and network compensation. Advertising revenues are recognized upon the airing of commercials, while network revenues are recognized monthly as earned. Revenues are presented net of advertising agency and national sales representatives' commissions.


Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of

     The Company adopted the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of " on January 1, 1996. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount of fair value less costs to sell. Initial adoption of this statement, as of January 1, 1996, did not have a material impact on the Company's financial position or results of operations.


Local Marketing Agreements

     The Company generally enters into LMA's and similar arrangements with stations located in markets in which the Company already owns and operates a station, and in connection with acquisitions, pending regulatory approval of transfer of license assets. Under the terms of these agreements, the Company makes specified periodic payments to the owner-operator in exchange for the grant to the Company of the right to program and sell advertising on a specified portion of the station's inventory of broadcast time. Nevertheless, as the holder of the FCC license, the owner-operator retains full control and responsibility for the operation of the station, including control over all programming broadcast on the station.


2. ACCRUED EXPENSES:

     Accrued expenses consist of the following at December 31, 1996, (in thousands):





                                                   1996
                                                   -------
          Commissions   ........................   $1,449
          Payroll and employee benefits   ......      960
          Other   ..............................    2,842
                                                   -------
                                                   $5,251
                                                   =======


3. DUE TO AFFILIATE:


     The Company has an arrangement with HMSI whereby HMSI will provide certain management and other services to the Company. The services provided include consultation and direct management assistance with respect to operations and strategic planning. The Broadcasting Segment was allocated approximately $2.0 million of corporate overhead expenses for these services.

     In order to fund acquisitions and provide operating funds, HMSI entered into a Bank Credit Agreement. The debt used to finance acquisitions and fund daily operations of the Broadcasting Segment was recorded by the Broadcasting Segment as affiliate borrowings in the accompanying consolidated balance sheet. HMSI allocates interest at a rate of approximately 10.0%, which approximates the average rate

              HERITAGE MEDIA SERVICES, INC. BROADCASTING SEGMENT

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED )

paid on the borrowings. Associated with the HMSI debt, the Broadcasting Segment was allocated approximately $.6 million of deferred financing costs. The deferred financing costs are being amortized over the term of the Bank Credit Agreement.


4. PROGRAM CONTRACTS PAYABLE:

     FUTURE PAYMENTS REQUIRED UNDER PROGRAM CONTRACTS PAYABLE AS OF DECEMBER 31, 1996, ARE AS FOLLOWS (IN thousands):



          1997   .......................................    $  2,079
          1998   .......................................       1,151
          1999   .......................................         324
          2000   .......................................          59
                                                            --------
                                                               3,613
          Less: Current portion    .....................      (2,079)
                                                            --------
          Long-term portion of program contracts payable    $  1,534
                                                            ========

     The Company has estimated the fair value of its program contract payables and noncancelable commitments at approximately $2.6 million and $0.4 million, respectively, at December 31, 1996, based on future cash flows discounted at the Company's current borrowing rate.


Broadcast Program Rights

     The Company has entered into contracts for broadcast program rights that expire at various dates during the next four years. Contracts totaling approximately $0.5 million relate to programs which are not currently available for use and, therefore, are not reflected as assets or liabilities in the accompanying consolidated balance sheet at December 31, 1996.


5. INCOME TAXES:


     The Company's Parent files a consolidated federal tax return and separate state tax returns for each of its subsidiaries in certain filing jurisdictions. It is the Parent's policy to pay the Federal income tax provision of the Company. The accompanying financial statements have been prepared in accordance with the separate return method of FASB 109, whereby the allocation of the federal tax provision due to the Parent is based on what the subsidiary's current and deferred federal tax provision would have been had the subsidiary filed a federal income tax return outside of its consolidated group. The Company is not required to reimburse its Parent for its federal tax provision. Accordingly, this amount is recorded as a capital contribution in the accompanying consolidated financial statements. No federal deferred tax assets or liabilities are recorded because those amounts are considered currently paid to or received by the Parent. The federal and state tax provision was calculated based on pretax income, plus or minus permanent book-to-tax differences, times the statutory tax rate of 40%. The Company had no alternative minimum tax credit carryforwards as of December 31, 1996. The effective tax rate of 53% exceeds the statutory tax rate of 40% due to the effects of non-deductible goodwill.

              HERITAGE MEDIA SERVICES, INC. BROADCASTING SEGMENT

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED )

   The provision for income taxes consists of the following as of December 31, 1996 (in thousands):



          Current:
Federal  ....................................    $6,762
State    ....................................     1,192
                                                 ------
                                                  7,954
                                                 ------
          Deferred:
Federal  ....................................        --
State    ....................................      (101)
                                                 ------
                                                   (101)
                                                 ------
          Provision for income taxes   ......    $7,853
                                                 ======

     The following table summarizes the state tax effects of the significant types of temporary differences between financial reporting basis and tax basis which were generated during the year ended December 31, 1996.



          Deferred Tax Assets:
Bad debt reserve  ...............   $ 80
Accruals    .....................    135
                                    -----
                                    $215
                                    =====
          Deferred Tax Liability:
Depreciation   ..................   $563
                                    -----
                                    $563
                                    =====

6. EMPLOYEE BENEFIT PLAN:

     Company employees are covered by HMC's Retirement Savings Plan (the Plan) whereby participants may contribute portions of their annual compensation to the Plan and certain contributions may be made at the discretion of the Company based on criteria set forth in the Plan Agreement. Participants are generally 100% vested in Company contributions after five years of employment with the Company. Company expenses under the Plan were not material in 1996.


7. RELATED PARTY TRANSACTIONS:

     The Company regularly receives certain advances from HMC which are evidenced by a subordination agreement. These advances are noninterest-bearing and subordinated to borrowings under the Credit Agreements but may be repaid if such repayment does not result in covenant violations under those agreements.


8. CONTINGENCIES AND OTHER COMMITMENTS:


Leases and Contracts

     The Company and its subsidiaries lease certain real property, transportation and other equipment under noncancellable operating leases expiring at various dates through 2010. The Company also has long-term contractual obligations with two major broadcast ratings firms that provide monthly ratings services and guaranteed store contracts. Rent expense under theses leases for the year ended December 31, 1996 aggregated approximately $1.6 million.

              HERITAGE MEDIA SERVICES, INC. BROADCASTING SEGMENT

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED )

   Future minimum payments under the leases are as follows (in thousands):



          1997   .....................   $1,287
          1998   .....................    1,167
          1999   .....................    1,097
          2000   .....................      973
          2001 and thereafter   ......    4,662
                                         -------
                                         $9,186
                                         =======

Litigation

     The Company is a party to lawsuits which are generally incidental to its business. Management of the Company does not believe the resolution of such matters will have a significant effect on its liquidity, financial position or results of operations.


9. ACQUISITIONS:

     In February 1996, the Company acquired WMYU and WWST-FM in Knoxville, Tennessee, for $6.5 million. Also in February 1996, the Company completed the sale of KEVN-TV, Rapid City, South Dakota. As a result of this sale, the Company recognized a gain of $6.0 million.

     In March 1996, HMC contributed the stock of KIHT-FM to the Company for $7.2 million. Because HMC and the Company are under common control, the transactions were accounted for at historical cost in a manner similar to a pooling of interests. Accordingly, the consolidated financial statements include the assets and liabilities and results of operations of the contributed subsidiary from the dates of acquisition by HMC.

     The acquisitions discussed above were recognized in the consolidated financial statements as follows (in thousands):





                                                                  1996
                                                                -----------
          Purchase price - cash paid by Parent, net of cash
acquired  ...................................................    $  9,384
          Less: Assets acquired   ...........................      (3,388)
          Add: Liabilities assumed   ........................       1,176
                                                                 --------
Goodwill purchased    .......................................    $  7,172
                                                                 ========

10. FINANCIAL INFORMATION BY SEGMENT:

     The Company operates in two principal business segments -- television broadcasting and radio broadcasting. At December 31, 1996, the television segment included five television stations for which the Company is the licensee and one station which is operated under a local marketing agreement. These six stations operate in six different markets in the continental United States.

     The radio group currently operates 23 radio stations, including three under an LMA pending acquisition, and has recently announced two additional transactions involving trades of existing stations in like-kind exchanges. The radio group will own and operate 24 stations (seven AM, 17 FM) in seven of the top 50 largest markets by population after all pending transactions have been completed. The holdings include at least three stations (and two FM stations) in every market.

              HERITAGE MEDIA SERVICES, INC. BROADCASTING SEGMENT

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED )


                                          1996
                                      ---------------
                                      (IN THOUSANDS)
          TELEVISION
Net broadcasting revenue  .........      $ 46,316
Station operating expenses   ......        30,982
Station operating income  .........        15,334
Total assets  .....................        83,848
Capital expenditures   ............         5,791
          RADIO
Net broadcasting revenue  .........        53,278
Station operating expenses   ......        41,598
Station operating income  .........        11,680
Total assets  .....................       137,928
Capital expenditures   ............         1,147
          CONSOLIDATED
Net broadcasting revenue  .........      $ 99,594
Station operating expenses   ......        72,580
Station operating income  .........        27,014
Total assets  .....................       221,776
Capital expenditures   ............         6,938

11. SUBSEQUENT EVENTS:

     On January 7, 1997, the Company completed the purchase of the assets of WHRR-FM, serving Rochester, New York, for $1.9 million. On January 24, 1997, the Company completed the purchase of the assets of KXTR-FM, serving Kansas City, Missouri, for $9.7 million.

     On January 21, 1997, the Company announced plans to trade its Knoxville, Tennessee, stations, WMYU-FM and WWST-FM for KQRC-FM serving Kansas City, in a like-kind exchange. On February 18, 1997, the Company announced plans to exchange WVAW-FM, its station in Cincinnati, for WGH-FM, WVCL-FM and WGH-AM, serving Norfolk, Virginia, plus $5 million cash. The Company will operate the Norfolk stations under a Local Management Agreement ("LMA"). Both transactions are subject to approval by the FCC.

     In July 1997, Heritage Media Corporation entered into an asset sale agreement with Sinclair Broadcast Group, Inc. to sell the Broadcasting Segment. The sale price is $630 million in cash, contingent upon the closing of HMC's merger agreement with The News Corporation Limited, which remains subject to FCC approval. The sale is expected to occur in the first quarter of 1998.

             HERITAGE MEDIA SERVICES INC. -- BROADCASTING SEGMENT
                          CONSOLIDATED BALANCE SHEETS






                                                                       DECEMBER 31,     JUNE 30,
                                                                          1996            1997
                                                                       --------------   ------------
 ASSETS
CURRENT ASSETS:
 Cash and cash equivalents   .......................................     $   2,151       $   2,133
 Accounts receivable, net of allowance for doubtful accounts  ......        20,036          19,883
 Deferred barter costs .............................................         1,911           2,496
 Prepaid expenses and other current assets  ........................           138             929
 Deferred tax asset ................................................           215             215
 Current portion of program contract costs  ........................         1,006           1,603
                                                                         ---------       ---------
   Total current assets   ..........................................        25,457          27,259
Property and equipment, net  .......................................        30,005          27,524
Acquired intangible broadcasting assets, net   .....................       163,626         171,794
Program contract costs, less current portion   .....................         1,867           1,266
Other assets  ......................................................           821             613
                                                                         ---------       ---------
   Total assets  ...................................................     $ 221,776       $ 228,456
                                                                         =========       =========
       LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
 Accounts payable   ................................................     $     148       $     185
 Deferred barter revenues ..........................................         1,746           1,698
 Accrued liabilities   .............................................         5,251           1,613
 Deferred revenues  ................................................           428              94
 Current portion of program contracts payable  .....................         2,079           1,552
                                                                         ---------       ---------
   Total current liabilities .......................................         9,652           5,142
Long-Term Liabilities:
 Due to affiliate   ................................................       178,393         183,545
 Deferred tax liability   ..........................................           563             563
 Program contracts payable   .......................................         1,534             860
 Other long-term liabilities .......................................           152             347
                                                                         ---------       ---------
   Total liabilities   .............................................       190,294         190,457
                                                                         ---------       ---------
Commitments and contingencies   ....................................
Stockholders' equity:
 Common stock, $1.00 par value, 3,576,000 shares authorized and
   2,591,586 issued and outstanding   ..............................         2,592           2,592
 Common stock, no par value, 300 shares authorized and 200 shares
   issued and outstanding ..........................................            --              --
 Additional paid-in capital  .......................................        66,174          66,174
 Accumulated deficit   .............................................       (37,284)        (30,767)
                                                                         ---------       ---------
   Total stockholders' equity   ....................................        31,482          37,999
                                                                                         ---------
   Total liability and stockholders'  ..............................     $ 221,776       $ 228,456
                                                                         =========       =========


The  accompanying  notes are an integral  part of these  unaudited  consolidated statements.

             HERITAGE MEDIA SERVICES INC. -- BROADCASTING SEGMENT
                     CONSOLIDATED STATEMENTS OF OPERATIONS





                                                                               JUNE 30,
                                                                       ------------------------
                                                                        1996          1997
                                                                       ----------   -----------
Revenues:
 Station broadcast revenues, net of agency commissions  ............   $43,259       $ 46,451
 Revenues realized from station barter arrangements  ...............     1,958          2,430
                                                                       --------      --------
   Total revenues   ................................................    45,217         48,881
Operating Expenses:
 Program and production   ..........................................    13,588         15,313
 Selling, general and administrative  ..............................     9,772          9,447
 Expenses realized from station barter arrangements  ...............     1,276          1,849
 Depreciation and amortization of property and equipment   .........     2,673          2,819
 Amortization of program contract costs and net realizable value ad-
   justments                                                               959            824
 Amortization of acquired intangible broadcasting assets   .........     4,101          4,174
                                                                       --------      --------
   Total operating expenses  .......................................    32,369         34,426
                                                                       --------      --------
   Broadcast operating income   ....................................    12,848         14,455
Other income (expense):
 Interest expense   ................................................    (9,484)        (9,979)
 Gain on sale of assets   ..........................................     6,031             --
 Gain on exchange of assets  .......................................        --          9,401
 Other expense   ...................................................      (102)           (98)
                                                                       --------      --------
 Income before income tax provision   ..............................     9,293         13,779
                                                                       --------      --------
Income tax provision   .............................................     4,898          7,262
                                                                       --------      --------
   Net income ......................................................   $ 4,395       $  6,517
                                                                       ========      ========

The  accompanying  notes  are  an  integral part of these unaudited consolidated statements

             HERITAGE MEDIA SERVICES INC. -- BROADCASTING SEGMENT
                     CONSOLIDATED STATEMENTS OF CASH FLOWS






                                                                                    SIX MONTHS ENDED JUNE 30,
                                                                                    -------------------------
                                                                                      1996          1997
                                                                                    -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income    ..................................................................   $  4,395      $  6,517
 Adjustments to reconcile net income to net cash flows from operating activities:
   Depreciation and amortization of property and equipment  .....................      2,673         2,819
   Amortization:
    Acquired intangible broadcasting assets  ....................................      4,101         4,174
    Program contract costs and net realizable adjustments   .....................        959           824
    Deferred finance costs    ...................................................        134           166
   Gain on sale of assets  ......................................................     (6,031)           --
   Gain of exchange of assets ...................................................         --        (9,401)
 Changes in assets and liabilities, net of effects of acquisitions:
   Decrease (increase) in accounts receivable, net    ...........................        739           (62)
   Decrease in other assets   ...................................................        716            69
   Increase in prepaid expenses and other current assets    .....................       (761)       (1,572)
   Decrease in accounts payable and accrued liabilities  ........................     (1,910)       (2,235)
   Net effect of change in deferred barter revenues and deferred barter costs           (168)         (633)
   Increase (decrease) in deferred revenues  ....................................          5          (334)
   Increase in other long-term liabilities   ....................................          5           196
Payments on program contracts payable  ..........................................     (1,102)       (1,263)
                                                                                    ---------     ---------
     Net cash flows from operating activities   .................................      3,755          (735)
                                                                                    ---------     ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Payments for acquisitions ......................................................     (8,022)      (13,146)
 Acquisition of property and equipment    .......................................     (6,024)       (2,510)
 Proceeds from exchange of assets   .............................................         --        11,979
 Proceeds from sale of assets ...................................................     13,759            --
                                                                                    ---------     ---------
     Net cash flows used in investing activities   ..............................       (287)       (3,677)
                                                                                    ---------     ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Dividends paid   ...............................................................    (30,520)           --
 Capital contributions made by parent  ..........................................     43,024            --
 (Decrease) increase in due to affiliate  .......................................    (16,300)        4,395
                                                                                    ---------     ---------
     Net cash flows from financing activities   .................................     (3,796)        4,395
                                                                                    ---------     ---------
NET DECREASE IN CASH AND CASH EQUIVALENTS    ....................................       (328)          (17)
CASH AND CASH EQUIVALENTS, beginning of period  .................................      1,799         2,151
                                                                                    ---------     ---------
CASH AND CASH EQUIVALENTS, end of period  .......................................   $  1,471      $  2,134
                                                                                    =========     =========
SUPPLEMENTAL DISCLOSURE:
 Program rights acquired   ......................................................   $     41      $     62
                                                                                    =========     =========


  The accompanying notes are an integral part of these consolidated statement.

              HERITAGE MEDIA SERVICES, INC. BROADCASTING SEGMENT

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1997


1. ORGANIZATION


Basis of Presentation


     Heritage Media Services, Inc. ("HMSI") operates in two segments Marketing Services and Broadcasting. The parent company of HMSI is Heritage Media Corporation ("HMC). The accompanying consolidated financial statements include the accounts of the television and radio operations, which are collectively referred to hereafter as "the Company, the Companies or the Broadcasting Segment." The Company owns and operates television and radio stations throughout the United States. Also included in the accompanying consolidated financial statements are the results of operations of WFGX-TV Channel 35 in Ft. Walton Beach, Florida, pursuant to a local marketing agreement (LMA).


2. DUE TO AFFILIATE


     The Company has an arrangement with HMSI whereby HMSI will provide certain management and other services to the Company. The services provided include consultation and direct management assistance with respect to operations and strategic planning. The Broadcasting Segment was allocated approximately $2.0 million of corporate overhead expenses for these services.

     In order to fund acquisitions and provide operating funds, entered into a Bank Credit Agreement. The debt used to finance acquisitions and fund daily operations of the Broadcasting Segment was recorded by the Broadcasting Segment as affiliate borrowings in the accompanying consolidated balance sheet. HMSI allocates interest at a rate of approximately 10.0%, which approximates the average rate paid on the borrowings.


3. SUBSEQUENT EVENT

     In July 1997, Heritage Media Corporation entered into an asset sale agreement with Sinclair Broadcast Group, Inc. to sell the Broadcasting Segment. The sale price is $630 million in cash, contingent upon the closing of HMC's merger agreement with The News Corporation Limited, which remains subject to FCC approval. The sale is expected to occur in the first quarter of 1998.